Exhibit 10.3
ENVIRONMENTAL INDEMNITY AGREEMENT
     THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”), executed as of the 14th day of August, 2006 (the “Effective Date”), is made by Midlothian Longbranch, L.P., a Texas limited partnership (“Borrower”), Centurion Acquisitions, L.P., a Texas limited partnership (“Centurion”), Pars Investments, Inc., a Texas corporation (the “General Partner”), and Mehrdad Moayedi (“Moayedi”, and collectively with Borrower, Centurion and the General Partner, the “Affiliates”) in favor of United Development Funding III, L.P., a Delaware limited partnership (“Lender”).
RECITALS:
     A. Lender has agreed to advance funds to Borrower under that certain Secured Promissory Note dated as of the Effective Date in the principal amount of U.S. $962,563.00 (the “Note”), which shall be secured in part by a Deed of Trust, Security Agreement and Financing Statement (Fixture Filing) (the “Deed of Trust”) executed and delivered by Borrower to Todd Etter, trustee for the benefit of Lender, covering that certain real property owned by Borrower located in the City of Midlothian, County of Ellis, State of Texas and commonly referred to as “Meadows at Longbranch,” as further described on Exhibit “A” attached to the Deed of Trust (the “Property”).
     B. It is a condition precedent to Lender’s agreement to advance funds to Borrower under the Note that Borrower and the Affiliates enter into this Agreement, and Borrower and the Affiliates are willing to enter into this Agreement in favor of Lender and hereby agree to be bound by its terms and conditions.
AGREEMENT:
     NOW THEREFORE, in consideration of the premises and in order to induce Lender to advance funds under the Note, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and the Affiliates agree and covenant with Lender as follows:
     1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Note. In addition, as used in this Agreement, the following terms have the following meanings:
     “Environmental Activity” means the existence, use, storage, Release, threatened Release, generation, processing, abatement, removal, or disposal of any Hazardous Substance on, to, or from the Property or the handling, transportation, treatment, or disposal of any Hazardous Substance arranged by or on behalf of any Indemnitor.
     “Environmental Claims” means any and all governmental and third-party actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders, or consent agreements relating in any way to the presence or Use of any Hazardous Substance on the Property or the Release or threatened Release of any Hazardous

Substance to or from the Property or the violation of any Environmental Requirement or any Environmental Permit applicable to the Property or which otherwise relate to any Environmental Activity (hereafter “Claims”), including without limitation (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial, or other actions or damages pursuant to any applicable Environmental Requirement, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive relief arising in connection with any Hazardous Substance or arising from alleged injury or threat of injury to property, human health, or the environment resulting or allegedly resulting from any Environmental Activity.
     “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses imposed against any party in connection with any Environmental Activity, and all costs and expenses of investigation and defense of any Environmental Claim, whether or not such Environmental Claim is ultimately defeated, and in connection with any good faith settlement or agreed judgment, including, without limitation, reasonable attorneys’ fees and disbursements and consultants’ fees, which are reasonably necessary or required as a result of an Environmental Claim based on the existence or alleged existence of any Hazardous Substance upon, about, or beneath the Property, or the migration or threat of migration of any Hazardous Substance to or from the Property, or the existence of a violation of any Environmental Requirement pertaining to any Indemnitor or the Property, regardless of whether the existence or alleged existence of such Hazardous Substance or the violation of Environmental Requirements arose prior to any Indemnitor’s ownership or operation of the Property. “Environmental Damages” shall include, without limitation, (a) damages for personal injury or injury to property or natural resources occurring upon or off of the Property, (b) fees incurred for the services of attorneys, consultants, contractors, experts, and laboratories, and all other costs incurred in connection with the investigation of the presence or alleged presence of Hazardous Substances on, about, or under the Property, the removal or remediation of any Hazardous Substances, or the violation of Environmental Requirements, including, without limitation, costs and expenses for the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, or monitoring work required by any Governmental Authority or reasonably necessary in defense of any Environmental Claim, and reasonable attorneys’ fees, costs, and expenses incurred in enforcing this Agreement or collecting any sums due hereunder, and (c) liability to any third person or Governmental Authority to indemnify such person or entity for costs expended in connection with the items referenced in subparagraph (b) preceding, and (d) diminution in the value of the Property.
     “Environmental Laws” means all statutes and ordinances of any Governmental Authority having jurisdiction over any Indemnitor, the Property, or any user or occupant of the Property, and relating to the protection of human health and the environment, now existing or hereafter adopted, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.), the Solid Waste Disposal Act, as amended (42 U.S.C. § 6901, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the

Safe Drinking Water Act, as amended (42 U.S.C. § 300f, et seq.), the Atomic Energy Act, as amended (42 U.S.C. § 2014, et seq.), the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. § 136, et seq.), the Oil Pollution Act of 1990, as amended (33 U.S.C. § 2701, et seq.), the Emergency Planning and Community Right-to-Know Act of 1986, as amended (42 U.S.C. § 11001, et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. § 651, et seq.), the Endangered Species Act, the Texas Water Code, as amended, and the Texas Health and Safety Code, as amended, and the regulations adopted and publications promulgated pursuant thereto.
     “Environmental Permits” means all permits, approvals, identification numbers, licenses, and other authorizations required under any applicable Environmental Requirement.
     “Environmental Requirements” means all applicable present and future Environmental Laws and all rules, regulations, orders, decrees, permits, licenses, concessions, franchises, or other restrictions or requirements of any Governmental Authority relating to the protection of human health or the environment and all applicable judicial, regulatory, or administrative decisions, decrees, judgments, or orders thereunder.
     “Governmental Authority” means any governmental authority, the United States of America, any state of the United States of America, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority, instrumentality, bureau, or court having jurisdiction over the Property, or over any Indemnitor or any occupant or user of the Property, or any of their respective businesses, operations, assets, or properties.
     “Hazardous Substance” means any substance, material, or waste (a) the presence or Release of which requires reporting, investigation, or remediation under any Environmental Requirement, (b) which is defined or listed as a “hazardous waste,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous material,” “toxic substance,” or other similar or related term under any Environmental Law, (c) which is toxic, radioactive, or otherwise classified as hazardous or toxic and is or becomes regulated by any Governmental Authority as a threat to human health or the environment, (d) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent property, (e) the presence of which on adjacent properties could constitute a trespass by any Indemnitor, (f) which is asbestos, (g) which is polychlorinated biphenyls, or (h) which contains petroleum or any petroleum-derived product.
     “Indemnitees” means Lender and its subsidiaries and affiliates, any assignee of Lender with respect to all or any portion of the Loan, and their respective subsidiaries, affiliates, shareholders, partners, members, directors, officers, agents, attorneys, and employees, and their respective successors and assigns, and “Indemnitee” means any one of the Indemnitees.
     “Indemnitors” means, collectively, (i) Borrower and its successors and permitted assigns and (ii) each Affiliate and their respective successors and permitted assigns.
     “Lien” means any encumbrance, lien, deed of trust, change, claim, or security interest of any kind or nature.

     “Note” means the Secured Promissory Note dated of August 14, 2006, executed by Borrower and payable to the order of Lender in the original principal amount of U.S. $962,563.00.
     “Permitted Substances” means common cleaning, maintenance, repair, painting materials, and other commercial or retail products properly stored and handled in normal, commercially reasonable quantities and consumed or used in the ordinary course of use and operation of the Property.
     “Property” means the real and personal property covered by and described in Exhibit “A” attached to the Deed of Trust and includes any soil, surface water, or groundwater on or under any of the real property and all improvements located thereon.
     “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, or other closed receptacles containing any Hazardous Substance).
     “Use” means use, ownership, development, construction, maintenance, management, operation, or occupancy.
     2. Indemnity by Indemnitors.
     (a) Indemnitors shall indemnify, defend, save, and hold harmless each Indemnitee from and against any and all Environmental Damages imposed or asserted against the Property or Indemnitees (i) arising from the presence or alleged presence of Hazardous Substances upon, about, or beneath the Property or arising from the migration of Hazardous Substances to or from the Property regardless of the source of such release or when such release occurred or such presence is discovered, (ii) arising in any manner whatsoever out of the violation of any Environmental Requirement pertaining to any Indemnitor or the Property, or (iii) arising from the breach of any covenant or the inaccuracy of any representation or warranty of Indemnitors contained in this Agreement; unless, and to the extent, such Environmental Damages are finally determined to have arisen solely and directly from the gross negligence or willful misconduct of Indemnitees. THIS OBLIGATION SHALL INCLUDE ANY CLAIMS RESULTING FROM THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF ANY INDEMNITEE. This obligation shall include, but shall not be limited to, (A) the burden of defending all claims, suits, and administrative proceedings (with counsel reasonably approved by Indemnitees), even if such claims, suits, or proceedings are groundless, false, fraudulent, or frivolous, and conducting all negotiations of any description, (B) paying and discharging, when and as the same shall become due, any and all judgments, penalties, or other sums due against any Indemnitee, (C) paying and discharging, when and as the same shall become due, all costs of removal and/or remediation of any kind, and promptly disposing of such Hazardous Substances (whether or not such Hazardous Substance may be legally allowed to remain upon, about, or beneath the Property if removal or remediation is prudent), (D) paying and discharging, when and as the same shall become due, all costs of determining whether the Property is in compliance and promptly causing the Property to be in compliance with all applicable Environmental Requirements, (E) paying and discharging, when and as the same shall become due, all costs associated with claims for damages to persons, property, or natural resources, and (F) paying and discharging, when and as the same shall become due, Indemnitees’ reasonable attorneys’ fees, consultants’ fees, and court costs. Any Indemnitee (or at Indemnitors’ expense if Indemnitors’ counsel or Indemnitee reasonably believes a conflict exists in dual representation), at its expense, may employ additional counsel of its choice to associate with counsel employed by Indemnitors; and any Indemnitee may in good faith settle any Environmental Claim against it, whether or not subject to indemnification hereunder, without the consent or joinder of Indemnitors or any other party.
     Indemnitors and their successors and assigns hereby waive, release, and agree not to make any claim or bring any cost recovery action against Indemnitees under any Environmental Requirement now existing or hereafter enacted. It is expressly understood and agreed that to the extent that Indemnitees are strictly liable under any Environmental Requirements, Indemnitors’ obligations to Indemnitees under this Agreement shall likewise be without regard to fault on the part of Indemnitors with respect to the violation or condition which results in liability to Indemnitees.
     (b) Indemnitors shall indemnify, defend, and hold harmless each Indemnitee from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, and expense (including interest, penalties, attorneys’ fees, and amounts paid in settlement) to which Indemnitees may become subject arising out of or relating to the Property, this Agreement and the other Loan Documents, other than those which are finally determined to have arisen solely by reason of the gross negligence or willful misconduct of Lender, BUT SPECIFICALLY INCLUDING ANY LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY, OR EXPENSE ARISING OUT OF THE SOLE OR CONCURRENT NEGLIGENCE OF ANY INDEMNITEE. The provisions of and undertakings and indemnifications set forth in this Section 2(b) shall survive (i) the satisfaction and payment of the and termination of the Note, and (ii) the release of any Liens held by Lender on real property or the extinguishment of such Liens by foreclosure or action in lieu thereof. INDEMNITORS HEREBY WAIVE ANY RIGHT OR CLAIM TO CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THE LOAN OR THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREBY, OR THE ACTIONS OF ANY INDEMNITEE IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF.
     (c) If the undertaking in the preceding paragraphs, or in any portion thereof, is at any time determined to be unenforceable because it is violative of any law or public policy, Indemnitors will contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Environmental Damages incurred by Indemnitees as set forth above.
     3. Costs and Expenses. Indemnitors shall pay to each Indemnitee all reasonable costs and expenses (including the reasonable fees and disbursements of Indemnitee’s legal counsel) incurred by that Indemnitee in connection with this Agreement or the enforcement of the terms of this Agreement.
     4. Survival of Indemnity. Indemnitors’ obligations under Sections 2 and 3 of this Agreement (the “Indemnity Obligations”) shall survive the making and repayment of the Loan and the termination of the Note and any transfer of Indemnitors’ right, title, and interest in and to any or all of the Property (whether by sale, foreclosure, deed in lieu of foreclosure, release, or otherwise) until such time as any claim described in Sections 2 and 3 hereof shall be barred by all of the applicable statutes of limitations, if any. Indemnitors, without the prior written consent of Lender in each instance, may not assign, transfer, or set over to another, in whole or in part, all or any part of its benefits, rights, duties, or obligations hereunder.
     5. Representations and Warranties. Indemnitors represent and warrant that:
     (a) (i) the Property has not been used at any time during any Indemnitor’s management or ownership to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, process, or in any manner deal with Hazardous Substances; (ii) to Indemnitors’ knowledge after reasonable inquiry, the Property has not been used at any time prior to any Indemnitor’s management or ownership to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, process, or in any manner deal with Hazardous Substances; (iii) at no time during any Indemnitor’s management or ownership of the Property has there occurred a Release or threatened Release of a Hazardous Substance; (iv) no Indemnitor has received any written notice or advice from any Governmental Authority or quasi-Governmental Authority, any lessee of the Property, or any other party alleging any claim based upon an Environmental Activity, alleging the presence, Release, or threatened Release of a Hazardous Substance on, from, or affecting the Property, or alleging any violation of any Environmental Requirement; and (v) to Indemnitors’ knowledge, no prior owner of the Property or any lessee of the Property has received any written notice or advice from any Governmental Authority or quasi-Governmental Authority or from any other party alleging any claim based upon an Environmental Activity, alleging any Release of any Hazardous Substance on, from, or affecting the Property, or alleging any violation of any Environmental Requirement;
     (b) all Environmental Permits necessary for the current use and operation of the Property, if any are required, have been obtained and are in effect for the operations conducted at the Property;
     (c) Indemnitors have operated the Property in material compliance with all applicable Environmental Requirements;
     (d) there are no past, pending, or, to Indemnitors’ knowledge, threatened Environmental Claims against Indemnitors or the Property;
     (e) Indemnitors have not transported or arranged for the transportation from the Property of any Hazardous Substance to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list or, to Indemnitors’ knowledge, that is the subject of any Environmental Claim;

     (f) no asbestos-containing materials are located in any of the improvements constituting any part of, or located on any part of, the Property;
     (g) there are not now and, to Indemnitors’ knowledge, never have been, any underground storage tanks, as such term is defined in 42 U.S.C. § 6991, located on the Property or on any property adjoining the Property.
     6. Affirmative and Negative Covenants. Until payment in full of the Secured Indebtedness, unless Lender shall otherwise consent in writing:
     (a) Indemnitors shall keep the Property free of Hazardous Substances, except for Permitted Substances and Indemnitors shall not allow any tenant, occupant, or other party to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process, or in any manner deal with Hazardous Substances on or at the Property, except for Permitted Substances. Indemnitors shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of any Indemnitor, and Indemnitors shall at all times prior to the date Indemnitors cease to own, operate, or control the Property, use (and shall cause all others to use) their best efforts not to permit, as a result of any act or omission on the part of any tenant or subtenant or occupant of the Property, a Release of any Hazardous Substance onto the Property or onto any other property.
     (b) Indemnitors shall acquire and comply with all Environmental Permits necessary for the ownership, operation, or use of the Property. Indemnitors shall comply with, and shall use their best efforts to ensure compliance by all tenants, subtenants, and occupants of the Property with all Environmental Requirements and shall keep the Property free and clear of any liens imposed pursuant thereto. Indemnitors shall immediately pay or cause to be paid all costs and expenses incurred to ensure such compliance. Indemnitors shall obtain and renew all Environmental Permits required for the ownership, operation, or use of the Property. If Indemnitors receive any written notice or advice from any Governmental Authority or from any tenant, subtenant, or occupant with regard to any Environmental Claim or alleged Environmental Claim or of any Release or threatened Release of any Hazardous Substance from or affecting the Property, then Indemnitors shall immediately notify Lender in writing. Indemnitors shall conduct and complete all investigations, studies, sampling, and testing which are reasonably necessary or required, and all remedial, removal, and other actions necessary to investigate, clean up, and remove all Hazardous Substances on or affecting the Property or originating from the Property in accordance with and to the full extent required by Environmental Requirements and to the satisfaction of all applicable Governmental Authorities. If Indemnitors do not proceed with any investigation, removal, remedial, or other action in compliance with Environmental Requirements within thirty (30) days of receipt of the initial written advice or notice with regard to the Property, then Lender, within thirty (30) days after notice to Indemnitors by Lender, may elect, in its sole discretion and with no obligation to do so, to undertake such action. Any monies expended by Lender in efforts to comply with any Environmental Requirements (including the costs of hiring consultants, undertaking sampling and testing, performing any removal or remedial action necessary or useful in the compliance process, and reasonable attorneys’ fees and disbursements) will be reimbursed by Indemnitors to Lender on demand, will constitute a portion of the Secured Indebtedness, will bear interest from the date incurred until paid at the applicable rate set forth in the Note, and will be secured by all collateral for the Loan.
     (c) Indemnitors shall provide Lender, within thirty (30) days after demand by Lender, with a bond, letter of credit, or similar financial assurance evidencing to Lender’s satisfaction that necessary funds are available to pay the cost of removing, treating, and disposing of such hazardous substances and discharging any assessments which may be established on the Property as a result thereof, if in Lender’s reasonable opinion, Indemnitors do not have sufficient funds to pay for such costs for discharge of such assessments or if an Event of Default has occurred.
     7. Recourse Obligations. Indemnitors agree that notwithstanding any term or provision contained in this Agreement or any other Loan Document apparently to the contrary, Indemnitors’ obligations as set forth in this Agreement shall be exceptions to any non-recourse or exculpatory provision relating to the Loan, if any, and Indemnitors shall be unconditionally liable for the obligations under this Agreement, and such liability shall not be limited to the original principal amount of the Loan.
     8. Periodic Site Assessments. Lender (by its officers, employees, and agents) at any time and from time-to-time, may contract for the services of persons (the “Site Reviewers”) to perform environmental site assessments (“Site Assessments”) on the Property for the purpose of determining whether there exists on the Property any environmental condition which could reasonably be expected to result in any liability, costs, or expense to the owner, occupier, or operator of the Property arising under any Environmental Requirement relating to Hazardous Substances. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Indemnitors which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized by Indemnitors to enter upon the Property for such purposes and as provided hereinbelow. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Substances on the Property and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Indemnitors shall supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing such Site Assessments shall be paid by Indemnitors upon demand of Lender and any such obligations shall be added to and become a part of the Loan.
     9. Miscellaneous.
     (a) Notices. Notices to be made under this Agreement shall be given in accordance with the Note.
     (b) Number and Gender. Whenever used herein, the singular number shall include the plural and the singular, and the use of any gender shall be applicable to all genders.

     (c) Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.
     (d) Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party as Lender or Indemnitors; and all covenants, promises, and agreements by or on behalf of Indemnitors that are contained in this Agreement shall bind and inure to the benefit of Indemnitees’ successors and assigns; provided, however, that Indemnitors may not assign their obligations and duties hereunder without the prior written consent of Lender, and any such attempted assignment shall not have the effect of releasing Indemnitors from any of their obligations or duties hereunder.
     (e) CHOICE OF LAW; JURISDICTION; VENUE. EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF SECURITY INTERESTS OR REMEDIES IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS. JURISDICTION FOR ALL MATTERS ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN DALLAS COUNTY, TEXAS, AND EACH INDEMNITOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF SUCH STATE AND FEDERAL COURTS AND AGREES AND CONSENTS NOT TO ASSERT IN ANY PROCEEDING, THAT ANY SUCH PROCESS IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREES TO A TRANSFER OF SUCH PROCEEDING TO THE COURTS SITTING IN DALLAS COUNTY, TEXAS.
     (f) Waivers. No failure or delay of any Indemnitee in exercising any power, right, or benefit hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Indemnitees hereunder are cumulative and not exclusive of any rights or remedies which any of them would otherwise have. No waiver of any provision in this Agreement or consent to any departure by Indemnitors therefrom shall in any event be effective unless signed in writing by Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
     (g) Amendment. This Agreement may be amended only by an agreement in writing signed by the party against whom enforcement thereof is sought.
     (h) WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH INDEMNITOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY

LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR ASSOCIATED HEREWITH OR THEREWITH, BEFORE OR AFTER MATURITY OF THE NOTE; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES”, AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY BY AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.
     (i) ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF, AND ALL PRIOR DISCUSSIONS, AGREEMENTS AND STATEMENTS, WHETHER ORAL OR WRITTEN, ARE MERGED INTO THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
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EXECUTED on this the 18th day of August, 2006, effective for all purposes as of the Effective Date.

INDEMNITORS:	MIDLOTHIAN LONGBRANCH, L.P., a Texas limited partnership

By: Pars Investments, Inc. Its: General Partner

By: /s/ Mehrdad Moayedi
Name: Mehrdad Moayedi Its: President

CENTURION ACQUISITIONS, L.P., a Texas limited partnership

By: Pars Investments, Inc. Its: General Partner

By: /s/ Mehrdad Moayedi
Name: Mehrdad Moayedi
Its: President

PARS INVESTMENTS, INC., a Texas corporation

By: /s/ Mehrdad Moayedi
Name: Mehrdad Moayedi
Its: President

/s/ Mehrdad Moayedi

Mehrdad Moayedi, individually